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Exhibit 21.01

                             RWD TECHNOLOGIES, INC.
                                RWD SUBSIDIARIES

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

            Subsidiary Name/                   Registration/
      Jurisdiction of Incorporation             Company No.              Date Formed
-----------------------------------------  --------------------     ----------------------
RWD Technologies UK Limited United
 Kingdom.................................          03314693        February 3, 1997
RWD Mexico, S. de R.L. Mexico............      RME970423BF7          April 23, 1997
RWD Technologies Australia Pty Ltd
 Australia...............................        79 969 930       September 4, 1997
RWD Holdings LLC United States...........          W5067707         August 21, 1998
RWD Technologies Germany GmbH............          HRB 1668          August 5, 1999
Merrimac Interactive Media Corp. United
 States..................................           2962673        December 8, 1998
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